EXHIBIT 4.3
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                      SECOND AMENDMENT TO RIGHTS AGREEMENT



            SECOND AMENDMENT (this "Amendment"), dated as of June 15, 1999, to the Rights Agreement (the "Rights Agreement"), dated as of April 25, 1995, as amended on February 4, 1997, between Morgan Stanley Dean Witter & Co. (formerly Dean Witter, Discover & Co.), a Delaware corporation (the "Company"), and Chase Manhattan Bank (formerly Chemical Bank) (the "Rights Agent").

                                    RECITALS
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            WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof.

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereby agree as follows:

            1. Section 1(g) of the Rights Agreement is hereby amended to read in its entirety as follows:

            "(g)  [RESERVED]"

            2. Clause (iii)(B) of Section 7(e) of the Rights Agreement is hereby amended by deleting "a majority of the Continuing Directors" and substituting therefor "the Board of Directors of the Company."

            3. Section 23(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

            "The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date, or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "current market price," as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors."

            4. Section 26 is hereby amended by deleting the second sentence thereof and substituting therefor the following sentence:



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            "From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person)."

            5. Section 28 of the Rights Agreement is hereby amended by deleting the phrases "(with, where specifically provided for herein, the concurrence of the Continuing Directors)" and "or the Continuing Directors" in each place where they occur.

            6. Section 30 of the Rights Agreement is hereby amended by deleting the last sentence thereof.


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            IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed as of the date and year first above written.



                                    MORGAN STANLEY DEAN WITTER & CO.


                                    By: /s/ John H. Schaefer
                                       ----------------------------------
                                      Name: Executive Vice President
                                     Title: Chief Strategic and Administrative
                                            Officer


                                    CHASE MANHATTAN BANK, as successor to
                                    Chemical Bank, as Rights Agent


                                    By: /s/ James E. Hagan
                                       ----------------------------------
                                      Name: James E. Hagan (ChaseMellon)
                                     Title: Vice President


                                    CHASE MANHATTAN BANK, as successor to
                                    Chemical Bank, as Rights Agent


                                    By: /s/ Eric Leason
                                       ----------------------------------
                                      Name: Eric Leason (Chase Manhattan Bank)
                                     Title: Vice President



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